                                                                    EXHIBIT 10.6


STANDARD INSURANCE COMPANY                              Dated:  January 20, 1983
P. 0. BOX 711
PORTLAND, OREGON  97207

     RE:  Lease dated:  October 9, 1980

          Landlord:  Hayden Meadows

          Tenant:  G. 1. Joe's, Inc.

          Premises:  1140 N. Hayden Meadows Drive, Portland, Oregon  97217

          Minimum Rent:  $26,490.86 per month

          Percentage Rent:  1 1/2% of the gross receipts in excess of
                            $10,000,000.

          Lease Term:  20 years with 2, 5-year options

Gentlemen:

The undersigned, Tenant in the above described lease, hereby confirms, as of the date hereof, the following:

     1. That it is in full and complete possession of the demised premises, such possession having been delivered by the landlord and having been accepted by the undersigned.

     2. That the improvements and space required to be furnished by the terms of the Lease have been completed in all respects to the satisfaction of the undersigned and are open for the use of the undersigned, its customers, employees and invitees.

     3. That all duties of an inducement nature required of the Landlord in said Lease have been fulfilled.

     4. That said Lease is in full force and effect; that there is no existing default on the part of the Landlord in the terms thereof; and that said Lease has not been amended, modified, supplemented or superseded, except as follows:

     5. That no rents have been prepaid except as provided by said Lease; that undersigned does not have or hold any claim against Landlord which might be set off or credited against future accruing rents.

     6. That undersigned has received no notice of a prior sale, transfer, assignment, hypothecation, or pledge of the said Lease or of the rents secured therein, except to you.

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     7.   That rents provided in said Lease commenced to accrue on the 21st day of July, 1981.

     8. That undersigned will give prompt written notice to Standard Insurance Company at its address above, in the event of Lessor's default or omission under the terms of any covenant contained in said Lease, which notice shall apprise Lender of the nature of such default or omission. Prior to terminating the Lease for any reason whatsoever before expiration of the specified term, it shall allow lender thirty
          (30) days after receipt of notice to rectify or cure the default, omission or condition constituting the basis for such termination.

                                Very truly yours,

                                /s/

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                                 HAYDEN MEADOWS

                             INDEX TO BUILDING LEASE


                                                                            Page
ARTICLE 1 -   PREMISES                                                         1
ARTICLE 2 -   CONSTRUCTION                                                     1
ARTICLE 3 -   TERM                                                             2
ARTICLE 4 -   OPTIONS                                                          2
ARTICLE 5 -   RENT                                                             3
ARTICLE 6 -   GROSS RECEIPTS DEFINED                                           6
ARTICLE 7 -   RECORDS AND REPORTING                                            7
ARTICLE 8 -   TAXES AND INSURANCE                                              9
ARTICLE 9 -   USE OF PREMISES                                                 10
ARTICLE 10 -  OPERATION OF BUSINESS AND OBLIGATION TO OPERATE                 10
ARTICLE 11 -  STORAGE, OFFICE SPACE                                           10
ARTICLE 12 -  PARKING AREAS                                                   11
ARTICLE 13 -  FIXTURES                                                        11
ARTICLE 14 -  SIGNS, AWNINGS AND CANOPIES                                     11
ARTICLE 15 -  TENANT SHALL DISCHARGE ALL LIENS                                11
ARTICLE 16 -  MAINTENANCE BY TENANT                                           12
ARTICLE 17 -  SURRENDER OF PREMISES                                           12
ARTICLE 18 -  RULES AND REGULATIONS                                           12
ARTICLE 19 -  INDEMNIFICATION AND LIABILITY INSURANCE                         13
ARTICLE 20 -  FIRE AND OTHER CASUALTY                                         14
ARTICLE 21 -  PLATE GLASS                                                     15
ARTICLE 22 -  EMINENT DOMAIN                                                  15
ARTICLE 23 -  WORKMEN'S COMPENSATION                                          16
ARTICLE 24 -  UTILITIES AND GARBAGE                                           16
ARTICLE 25 -  SUBORDINATION                                                   16

Index continued ....

ARTICLE 26 -  INVOLUNTARY ASSIGNMENT                                          17
ARTICLE 27 -  CONSENT REQUIRED                                                18
ARTICLE 28 -  WASTE OR NUISANCE                                               18
ARTICLE 29 -  GOVERNMENTAL REGULATIONS                                        18
ARTICLE 30 -  ADVERTISING                                                     19
ARTICLE 31 -  RIGHT OF ENTRY                                                  19
ARTICLE 32 -  TAXES ON LEASEHOLD                                              19
ARTICLE 33 -  LOSS AND DAMAGES                                                20
ARTICLE 34 -  HOLDING OVER                                                    20
ARTICLE 35 -  SUCCESSORS                                                      21
ARTICLE 36 -  WAIVER AND CONSENT                                              21
ARTICLE 37 -  ACCORD AND SATISFACTION                                         21
ARTICLE 38 -  ENTIRE AGREEMENT                                                21
ARTICLE 39 -  NO PARTNERSHIP                                                  22
ARTICLE 40 -  NOTICES                                                         22
ARTICLE 41 -  USE WORDS                                                       22
ARTICLE 42 -  PARTIAL INVALIDITY                                              22
ARTICLE 43 -  NO OPTION                                                       23
ARTICLE 44 -  RECORDING                                                       23
ARTICLE 45 -  ATTORNEY'S FEES                                                 23
ARTICLE 46 -  OWNER'S LIEN                                                    23
ARTICLE 47 -  DEFAULT                                                         24
ARTICLE 48 -  DEFINITIONS                                                     25

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                                 BUILDING LEASE


     This lease is made October 9, 1980, between HAYDEN MEADOWS, a joint venture ("Owner"), whose address is 909 North Tomahawk Island Drive, Portland, Oregon 97217 and G.I. Joe's, Inc., ("Tenant"), whose address is P.O. Box 11037, Portland, Oregon.

     In consideration of the rents, covenants and conditions herein set forth, Owner and Tenant agree as follows:

                               ARTICLE 1. PREMISES

     1.1. Owner leases to Tenant and Tenant leases from Owner the premises ("Premises") located in the City of Portland, Multnomah County, State of Oregon, in the Hayden Meadows Shopping Center, and further described in Exhibit "A", which exhibit is attached to and made a part of this lease.

                             ARTICLE 2. CONSTRUCTION

     2.1. The building and other improvements that are a part of the Premises shall be constructed by Owner in accordance with mutually agreed upon plans and specifications which shall be attached hereto, marked Exhibit "B" and made a part of this lease.

     2.2. Owner shall notify Tenant of the expected date for substantial completion of Owner's construction obligations at least 30 days before that date. After Owner notifies Tenant of the date, Tenant shall have the right to enter the Premises to commence equiping and fixturing as long as such entry does not interfere with Owner or Owner's contractor.

     2.3. Tenant shall take possession of the Premises immediately upon notice from Owner of substantial completion of Owner's construction obligations required by this lease. When Tenant enters the Premises or takes possession as provided in this Article, all the provisions of this lease shall be in full force and effect except the rent provisions and except as otherwise expressly provided in this lease, notwithstanding Article 3. Term below. Tenant will not be required to take possession of the premises between September 1 and December 31 of any year.

     2.4. Within thirty days after Owner has notified Tenant that the building and other improvements that are a part of the Premises have been substantially completed, Tenant shall give Owner a list of any contended defects or variances from Owner's


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construction obligations. Owner will immediately commence to complete or correct the items that it believes are justified. If Tenant does not deliver the list within the thirty day period, Tenant shall be deemed to have accepted the Premises. If Tenant gives Owner a list within the thirty day period, Tenant shall be deemed to have accepted the Premises subject to such defects or variances.

     2.5. If Owner is unable to substantially complete the Premises by June 30, 1983 as a result of causes beyond Owner's reasonable control, Owner shall not be liable for any damage caused for failing to deliver possession. If owner does not substantially complete the Premises by June 30, 1983, Tenant can elect to terminate this lease by giving notice to Owner at any time before the date Owner delivers possession of the Premises to Tenant.

     2.6. If Owner by June 1, 1981 can not gain governmental approvals for construction of the premises according to plans and specifications of this lease and approvals for construction of the Hayden Meadows development, either party can elect to terminate this lease by giving the other party 30-day written notice.

                                 ARTICLE 3. TERM

     3.1. The term of this lease shall commence 60 days following Owner's notice to Tenant of substantial completion of Owner's construction obligations under this lease, or upon opening of the Premises for business, whichever first occurs, and shall expire on the last day of the 240 month following the date of commencement. If the date of commencement is not the first day of a month, the first partial month shall be excluded for the purpose of determining the expiration date only.

     3.2. Upon the request of either party following commencement of the term, the parties shall immediately execute an amendment to this lease stating the date of commencement of the term.

                               ARTICLE 4. OPTIONS

     4.1. Tenant shall have the option to renew this lease for a period of 60 calendar months upon the same terms and conditions as provided herein. Tenant will be required to give Owner 180 days written notice of such intention to renew the lease.

     4.2. Tenant shall have the option to renew this lease after the first option renewal for a period of 60 calendar months upon the same terms and conditions except for the rental. Tenant will be required to give Owner 180 days notice of such intention to renew the lease. If the parties are unable to agree upon the rent to be paid by Tenant during the renewal term prior to the 90th day preceding the expiration of the then lease term, and the extended term, the rent shall be determined by a qualified, independent

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real property manager in the Portland metropolitan area approved by the Portland
Realty Board chosen by Tenant from a list of not fewer than three such individuals submitted by Owner. If Tenant does not make the choice within ten days after submission of the list, Owner may do so. If Owner does not submit such a list within ten days after written request from Tenant to do so, Tenant may name as such appraiser any such real property manager approved by the Portland Realty Board. Within 30 days after his appointment, the appraiser shall return his decision which shall be final and binding upon both parties. The cost of the appraisal shall be borne equally by both parties.

                                 ARTICLE 5. RENT

     5.1. Tenant shall pay to Owner as monthly minimum rent, without deduction or setoff, sums determined in accordance with this Section 5.1. in advance on the first day of each month during the term of this lease. Monthly minimum rent for the first month or portion of it shall be paid on the date the term commences and shall be prorated for a partial month. If this lease terminates before the expiration date for reasons other than Tenant's default, monthly minimum rent shall be prorated to the date of termination and Owner shall repay to Tenant all monthly minimum rent then prepaid and unearned.

     5.1.1. The initial monthly minimum rent shall be $27100.00,

     5.1.2. Beginning the first day of the third full month of the term, minimum monthly rent shall be adjusted up or down as necessary to equal a sum computed by Owner to be one twelveth of the total of:

     5.1.2.1. The product of eleven percent, three dollars and the square foot area of the Premises (11% x $3.00 x area); and

     5.1.2.2. The product of the Actual Cost of Construction and the sum of an estimated Loan Constant and thirty-five one hundredth (Actual Cost of Construction x [estimated Loan Constant + .35]).

     5.1.3. Beginning the first day of the first full month in which documents evidencing permanent financing of the Premises are recorded, minimum monthly rent shall be adjusted up or down as necessary to equal a sum computed by Owner to be one twelveth of the total of:

     5.1.3.1. The product of eleven percent, three dollars and the square foot area of the Premises (11% x $3.00 x area); and


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     5.1.3.2. The product of the Actual Cost of Construction and the sum of the
Loan Constant and thirty-five one-hundredth (Actual Cost of Construction x [Loan Constant + .35]);

     5.1.3.3. Owner will not use an affiliated interest for borrowing purposes.

     5.1.4. If the permanent financing includes a variable interest rate, the minimum monthly rent determined under paragraph 5.1.3. shall be adjusted up or down as necessary to reflect the change in the loan constant occasioned by the change in interest rate from time to time. Such adjustments shall be effective on the first day of the first full month in which the new interest rate is in effect.

     5.2. Owner will give Tenant notice of the adjusted minimum monthly rent at least 30 days in advance of the effective date of the adjustment. Tenant may review any of Owner's records used by Owner to determine Actual Construction Cost, bids by contractors, estimated Loan Constant or Loan Constant, including subsequent adjustments to Loan Constant. Such review shall occur at Owner's offices during normal business hours unless otherwise agreed by Owner.

     5.3. The Actual Cost of Construction shall be the sum of the following:

     5.3.1. Payments made to contractors and subcontractors performing construction work in connection with the building and other improvements to be constructed on the real property that is a part of the Premises. It is understood that Owner may utilize contractors and subcontractors that are affiliated with Owner;

     5.3.2. Other costs of onsite and offsite improvements, which are only a part of the premises.

     5.3.3. Fees for building permits, licenses, and inspection;

     5.3.4. Fees of engineers, surveyors, architects, attorneys, and others providing professional or extra services in connection with the construction of the building and other improvements that are a part of the Premises, or the supervision of the construction;

     5.3.5. Insurance premiums paid by Owner during the construction period that are not payable by Tenant under this lease;

     5.3.6. Premiums for contractor's faithful performance and for mechanics' lien bonds;

     5.3.7. Costs of bringing utilities to the Premises, including, without limitation, connection service fees;


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     5.3.8. Interest paid by Owner on interim financing for the construction.
The interest shall not exceed the prime lending rate plus 1%;

     5.3.9. Lender's fees for interim and permanent financing, including, without limitation, takeout and standby fees and points with respect to permanent financing;

     5.3.10. Costs to Owner for mortgage brokerage fees in connection with interim and permanent financing;

     5.3.11. Recording costs and filing fees;

     5.3.12. Fees for foundation, topographic survey and engineering reports reasonably necessary for construction on the real property that is a part of the Premises.

     5.3.13. Costs of grading and filling in connection with the Premises; and

     5.3.14. Such other costs as reasonably may be incurred by Owner in connection with the construction of the real property that is a part of the Premises.

     5.3.15. Tenant shall have the right to approve all bids and change orders unless waived by Tenant prior to acceptance.

     5.3.16. If Owner is the general contractor, Owner shall not charge fees for Owner's personnel or overhead not directly affiliated with the construction.

     Prior to the time the minimum monthly rent is adjusted under paragraph
5.1.3. (permanent financing), any of the items of cost that are not finally ascertainable shall be based upon Owner's reasonable estimate and agreed to by the Tenant. All other items shall be based upon actual costs.

     5.4. The Loan Constant shall be the annual cost of each dollar financed by permanent financing based upon the interest rate and amortization period of the permanent financing as determined from standard loan constant tables. Permanent and interim financing may include other property in the Hayden Meadows Shopping Center in addition to a part or all of the real property that is a part of the Premises. For the purpose of determining minimum monthly rent under paragraph
5.1.2. the Loan Constant shall be estimated by Owner based upon Owner's judgement of the Loan Constant that would be realized if permanent financing were obtained at that time, provided that if Owner has obtained a permanent financing committment the terms of the committment shall establish the estimated Loan Constant.

     5.5. Tenant shall pay to Owner as percentage rent a sum equivalent to 1.5% of the Gross Receipts as defined in Article 6 in excess of $10,000,000 for a lease year.


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Percentage rent shall be paid annually commencing on the 45th day after the conclusion of the first lease year and the 45th day of each lease year thereafter. The last payment of percentage rent shall be made on the 45th day after the expiration or termination of the term of this lease and shall be for a rent period ending on the last day of the lease term.

     5.6. For the purpose of computing the amounts payable as percentage rent for the first lease year, the Gross Receipts received during the first partial month, if any, shall be added to the Gross Receipts for the first lease year. The amount of the last payment of percentage rent, if for less than a full lease year, shall be a sum equivalent to the percentage designated above reduced proportionate to the number of months remaining to complete a full lease year.

     5.7. Rent shall not be paid more than 90 days in advance of the times provided for payment in this lease.

     5.8. All rent and other sums payable by Tenant to Owner under this lease shall bear interest at the rate of 9% per annum from the date due until paid.

                        ARTICLE 6. GROSS RECEIPTS DEFINED

     6.1. The term "Gross Receipts" as used in this lease means receipts from gross sales of Tenant and of all licensees, concessionaires and tenants of Tenant, from all business conducted upon or from the Premises by Tenant and by all licensees, concessionaires and tenants of Tenant, and whether such sales be evidenced by check, credit, charge account, exchange or otherwise, and shall include, but not be limited to, the amounts received from the sale of goods, wares and merchandise and for services performed on or at the Premises, together with the amount of all orders taken or received at the Premises, whether such orders be filled from the Premises or elsewhere, and whether such sales be made by means of merchandise or other vending devices in the Premises.

     6.2. Gross sales shall not include sales of tobacco products. Gross sales shall not include sales of merchandise for which cash has been refunded, and allowances made on merchandise claimed to be defective or unsatisfactory may be deducted from gross sales to the extent they have been included in gross sales; and there shall be deducted from gross sales the sales price of merchandise returned by customers for exchange, provided that the sales price of merchandise delivered to the customer in exchange shall be included in gross sales. Gross Receipts shall not include the amount of any sales, use or excise tax imposed by any federal, state, municipal or governmental authority directly on gross sales and collected from customers, provided that the amount thereof is added to the selling price or absorbed therein, and paid by the Tenant to such governmental authority. Layaway sales shall be treated as a cash


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sale whenever cash is received. No franchise or capital stock tax and no income or similar tax based upon income or profits as such shall be deducted from gross receipts in any event whatever for purposes of this computation. Each charge or sale upon installment or credit shall be treated as a sale for the full price in the month during which such charge or sale shall be made, irrespective of the time when Tenant shall receive payment (whether full or partial) therefor. Gross Receipts shall include any discount paid or payable to any firm or person for the use of any credit system.

                        ARTICLE 7. RECORDS AND REPORTING

     7.1. For the purpose of ascertaining the amount payable as rent, Tenant agrees to prepare and keep at its central office for a period of not less than two years following the end of each lease year adequate records which shall include a record of inventories and receipts of merchandise at the Premises, and daily detailed tabulations of all Gross Receipts and other transactions on or from the Premises by Tenant and any licensees, concessionaires and tenants of Tenant conducting any business upon or from the Premises. Tenant shall record at the time of sale, in the presence of the customer, all receipts from sales or other transactions whether for cash or credit in a cash register or in cash registers having a cumulative total which shall be sealed in a manner approved by Owner, and having such other features as shall be reasonably required by Owner to effectuate the accurate tabulation of Gross Receipts. Tenant further agrees to keep at its central office for at least two years following the end of each lease year the gross income, sales and occupation tax returns with respect to said lease years and all pertinent original sales records. Pertinent original sales records shall include: (a) cash register tapes, including tapes from temporary registers; (b) serially numbered sales slips; (c) the originals of all mail orders at and to the Premises; (d) the original records of all telephone orders at and to the Premises; (e) settlement report sheets of transactions with tenants, concessionaires and licensees of Tenant; (f) memorandum receipts or other records of merchandise taken out on approval; (g) such other sales records, if any, which would normally be examined by an independent accountant pursuant to accepted auditing standards in performing an audit of Tenant's sales; and (h) the records specified in (a) and (g) above of tenants, concessionaires or licensees of Tenant. Owner and Owner's authorized representative shall have the right to examine Tenant's records aforesaid during regular business hours.

     7.2. Tenant shall submit to Owner on or before the day specified in Section
5.5. for payment of percentage rent at the place then fixed for the payment of rent, a written statement signed by Tenant, and certified by Tenant to be true and correct showing in reasonably accurate detail, satisfactory in scope to Owner, the amount of Gross Receipts during the preceding lease year, which certification shall be one which is satisfactory to Owner in scope and substance. The statements referred to


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herein shall be in such form and style and contain such details and breakdown as the Owner may reasonably request.

     7.3. The acceptance by the Owner of payments of percentage rent shall be without prejudice to the Owner's right to an examination of the books and records required to be kept by Tenant hereunder at the Premises in order to verify the amount of Gross Receipts reported by Tenant.

     7.4. At its option, owner may cause, at any reasonable time upon 15 days prior written notice to Tenant, a complete audit to be made of Tenant's business affairs and records relating to the Premises for the period covered by any reporting period of the Tenant as above described. If such audit shall disclose a liability for rent to the extent of five percent or more in excess of the rentals theretofore reported and paid by Tenant for the period or periods in question, Tenant shall promptly pay to Owner the cost of said audit in addition to the deficiency, which deficiency shall be payable in any event. Any information obtained by the Owner as a result of such audit shall be held in strict confidence by Owner to the extent permitted by law.

                         ARTICLE 8. TAXES AND INSURANCE

     8.1. Beginning on the date that monthly minimum rent begins and continuing during the term of this lease, Tenant shall pay all real estate taxes and assessments which may be levied or assessed against the leased premises. Taxes and assessments for fractional calendar years of the lease term, being the first and last years, shall be prorated between Owner and Tenant on a daily basis. The amount of taxes payable by Tenant shall be determined as follows:

     8.1.1. Owner shall make every reasonable effort to have the leased premises, and the land thereunder, segregated and taxed separately, in which case Tenant shall pay the real estate taxes and assessments directly to the taxing authority when due and before delinquency. Tenant shall promptly furnish Owner with copies of receipts evidencing such payments.

     8.1.2. In the event the Owner is unable, after reasonable effort, to have the leased premises segregated and taxed separately and the premises are a part of a larger parcel of real property which is assessed as one property for real property tax purposes, Owner shall pay the real estate taxes and assessments on the leased premises and Tenant shall reimburse Owner for the proportionate share of the taxes so paid within ten (10) days after Owner presents to Tenant evidence of Owner's payment of the same and Owner's calculation of Tenant's proportionate share of said taxes. Tenant's proportionate share of said taxes and assessments shall be the taxes and assessments attributable to the leased premises and the land thereunder, and shall be computed as follows:


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
     8.1.2.1. If the taxing authority will supply a breakdown of the assessment, providing an assessed valuation of the leased premises separately, then the figures of the taxing authority shall be conclusive and Tenant's proportionate share of the taxes and assessments shall be that portion of the total taxes and assessments paid as the assessed valuation of the leased premises and the land thereunder bears to the total assessed valuation of the larger parcel.

     8.1.2.2. If no breakdown of the assessment can, after reasonable effort, be obtained from the taxing authority, then Tenant shall reimburse Owner for a portion of the taxes so paid, said portion being determined by the following formula:

                         A x T    x    [C + E]      =     P
                         -----         --- ---
                           B           [D   F]
where:
         A    equals the area of the leased premises

         T equals the total taxes paid on the larger parcel B equals the total assessed valuation of the larger parcel

         C equals the total assessed valuation of all improvements on the larger parcel

         D equals the total area of all buildings and structures on the larger parcel

         E equals the total assessed valuation of all the land (without improvements) on the larger parcel

         F    equals the total area of land on larger parcel

         P equals Tenant's portion of the taxes attributable to the leased premises

     8.2. If local improvement district assessments or other special assessments may be paid in annual installments, Tenant shall pay only such annual installments as may be due and payable during the term of this lease, prorated to the term of this lease on a daily basis.

     8.3. Tenant shall pay to Owner the annual cost of any fire and extended coverage insurance maintained by Owner on the Premises. Such payment shall be made within thirty days of notice given by Owner to Tenant of the amount of such insurance cost. If Tenant can insure for less than Owner's cost of insurance Tenant will then use its own insurance carrier to insure the premises. The insurance coverage will be the same as Owner's policy.


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
     8.4. If at any time during the term of this lease the State of Oregon or any political subdivision of the state, including any county, city, city and county, public corporation, district or any other political entity or public corporation of this state levies or assesses against Owner a tax, fee or excise on rents, on the square footage of the premises, on the act of entering into this lease or on the occupancy of Tenant, or any other tax, fee, or excise, however described, as a direct substitution in whole or in part for, or in addition to, any real property taxes, Tenant shall pay before delinquency that tax, fee or excise on rents. Tenant's share of any such tax, fee or excise shall be substantially the same as Tenant's proportionate share of Real Property Taxes as provided in this lease.

                           ARTICLE 9. USE OF PREMISES

     9.1. Tenant shall use the Premises solely for the purpose of conducting the business of general retail sales. Tenant will not use, or permit the use of, the Premises for any other business or purpose.

           ARTICLE 10. OPERATION OF BUSINESS AND OBLIGATION TO OPERATE

     10.1. Tenant shall maintain and operate the business during the entire term of this lease with due diligence and in a first-class, top-flight manner, so as not only to produce the maximum rent to Owner under the percentage rent provisions hereof from Tenant's operation and the operations of other tenants of Owner at Hayden Meadows but also to maintain and enhance property values for all property owned by Owner at Hayden Meadows. Subject to inability by reason of strikes or labor disputes, Tenant shall carry at all times in the Premises a stock of merchandise of such size, character and quality as is customary for such type of business in the Portland Metropolitan area as shall be reasonably designed to produce maximum sales.

                        ARTICLE 11. STORAGE, OFFICE SPACE

     11.1. Tenant shall warehouse, store or stock in the Premises only such goods, wares and merchandise as Tenant intends to offer for retail sale at, in, from or upon the Premises. This shall not preclude occasional emergency temporary transfer of merchandise from or to the other stores of Tenant, if any, not located in the Hayden Meadows. Tenant shall use for office, clerical or other non-selling purposes only such space in the Premises as is from time to time reasonably required for Tenant's business in the Premises. No auction, fire or bankruptcy sales may be conducted in the Premises without the previous written consent of Owner.


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
                            ARTICLE 12. PARKING AREAS

     12.1. The Owner reserves to itself and its other tenants and visitors to Hayden Meadows, the right to use for parking purposes that portion of the demised premises designated for parking provided that Tenant shall have priority over the use thereof in the event of any conflicts of use. Tenant may utilize parking areas of Owner or other tenants on other property on Hayden Meadows, provided that Owner shall have priority over the use thereof in the event of any conflicts of use.

                              ARTICLE 13. FIXTURES

     13.1. Tenant shall not make nor cause to be made any alterations, additions or improvements to the Premises, including the store front, nor install nor cause to be installed on the demised premises any trade fixtures, exterior signs, floor covering, interior or exterior lighting, plumbing fixtures, shades or awnings or other fixtures without first obtaining Owner's written approval and consent. Tenant shall present to the Owner plans and specifications for such work at the time approval is sought. All alterations, additions and improvements made by Tenant, or made by the Owner on the Tenant's behalf by agreement under this lease and all fixtures, of whatever kind or type, (except moveable trade fixtures) shall become and remain the property of Owner upon installation thereof and shall be surrendered to Owner upon the expiration or termination of this lease.

                     ARTICLE 14. SIGNS, AWNINGS AND CANOPIES

     14.1. Tenant will neither place nor suffer to be placed or maintained on any exterior door, wall or window of the Premises any sign, decoration, awning or canopy, or advertising matter or other thing of any kind, or place or maintain any decoration, lettering or advertising matter on the glass of any window or door of the demised premises unless placed in a reasonable manner consistent with its merchandising programs in other G.I. Joe's stores. Tenant further agrees to maintain such sign, awning, canopy, decoration, lettering, advertising matter or other thing as may be approved in good condition and repair at all times.

                  ARTICLE 15. TENANT SHALL DISCHARGE ALL LIENS

     15.1. Tenant shall pay all costs for construction done by it or caused to be done by it on the Premises as permitted by this lease. Tenant shall keep the premises free and clear of all construction liens resulting from construction done by or for Tenant.

     15.2. Tenant or Owner shall have the right to contest the correctness or the validity of any such lien.


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                        ARTICLE 16. MAINTENANCE BY TENANT

     16.1. Tenant shall at all times keep the Premises (including maintenance of exterior entrances, parking area, all glass and show window moldings), except for structural portions thereof which Owner shall maintain, and all partitions, doors, fixtures, trade fixtures, equipment and appurtenances thereof (including lighting, heating and plumbing fixtures, and any heating, ventilating and air conditioning system) in good order, condition and repair (including periodic painting as reasonably determined by Owner), damage by fire or unavoidable casualty alone excepted. If owner is required to make repairs to structural portions by reason of Tenant's negligent acts or omission to act, Owner may add the cost of such repairs to the rent which shall become due upon billing by Owner therefor. Owner's obligation to maintain the structural portions of the Premises is intended solely to fix financial responsiblity for structural repair but Tenant shall be obligated to inspect and notify Owner of structural defects.

     16.2. If Tenant refuses or neglects to repair property as required hereunder to the reasonable satisfaction of Owner as soon as reasonably possible after written demand, Owner may make such repairs without liability to Tenant for any loss or damage that may accrue to Tenant's merchandise, fixtures, or other property or to Tenant's business by reason thereof, and upon completion thereof, Tenant shall pay Owner's costs for making such repairs, upon presentation of a bill therefor. Tenant's obligation to repair is absolute and not conditioned upon Owner's notice as above provided.

                        ARTICLE 17. SURRENDER OF PREMISES

     17.1. At the expiration or termination of the lease Tenant shall surrender the Premises in the same condition as Tenant is required to maintain same hereunder broom clean, reasonable wear and tear and damage by fire and unavoidable casualty alone excepted, and shall surrender all keys for the Premises to Owner at the place then fixed for the payment of rent and shall inform Owner of all combinations on locks, safes and vaults, if any, in the Premises. Tenant shall remove all of its personal property and moveable trade fixtures before surrendering the Premises as aforesaid and shall repair any damage to the Premises caused thereby. Tenant's obligation to observe or perform this condition shall survive the expiration or other termination of the term of this lease.

                        ARTICLE 18. RULES AND REGULATIONS

     18.1. The rules and regulations that are presently adopted by Owner as described by Exhibit "C", are made a part of this lease. Tenant agrees to comply with and observe the same. Tenant's failure to keep and observe said rules and regulations


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
shall constitute a breach of the terms of this lease in the same manner as if they were contained herein as conditions. Owner reserves the right from time to time to revoke, amend or supplement said rules and regulations and to adopt and promulgate additional rules and regulations applicable to the Premises and the Shopping Center.

               ARTICLE 19. INDEMNIFICATION AND LIABILITY INSURANCE

     19.1. Tenant agrees to indemnify and save Owner harmless from all claims and demands of any and every character that may be made, presented, or allowed against Owner by reason or on account of any injuries or damage received or sustained from the date hereof by any person or property arising out of or related to any activity of Tenant on the Premises, or any condition of the Premises in the possession of or under the control of Tenant excluding any such claim, loss or liability which may be solely caused by or attributed to by Owner's negligence or failure to effect any repair or maintenance required by this lease; and in the event that any suit or action for damages resulting therefrom shall be brought against Owner by any person whomsoever, Tenant agrees at Tenant's own cost and expense to defend owner against any such suit or action and all appeals therefrom, to satisfy and discharge any judgment or decree that may be awarded against Owner in any such proceeding, and to pay all costs, expenses and reasonable attorney fees incurred on any appeal in such litigation.

     19.2. Tenant shall, at its own cost and expense, procure and maintain in effect during the entire term of this lease public liability and property damage insurance against liability for injuries to persons and property with respect to the Premises and the business operated by Tenant and by any Licensees, concessionaires and tenants of Tenant, with a single limit of $1,000,000 for any one occurrence. Such insurance policy or policies of Tenant shall also include products liability coverage protecting Owner and Tenant against any and all claims of patrons, employees, laborers, and any other person arising out of merchandise, food, products, or other property sold, served or prepared by Tenant or employees, licensees, concessionaires or tenants of Tenant.

     19.3. The policy or policies shall name Owner and any persons, firms, or corporations designated by Owner as additional insureds and shall contain a clause that the insurer will not cancel or change the insurance without first giving Owner ten days prior written notice. The insurance shall be in an insurance company approved by Owner and Tenant shall file with Owner original or certified copies of such insurance policies or certificates of insurance showing that the required coverage conforming with the foregoing is afforded under blanket policies. Owner may require Tenant to increase the aforesaid maximum limit of coverage to keep pace with the trend in insurance coverage during the term of this lease.


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                       ARTICLE 20. FIRE AND OTHER CASUALTY

     20.1. If the Premises are less than fifty percent destroyed by fire or other casualty, the property shall be repaired as follows:

     20.1.1. If the damage is caused by a risk which would be covered by a standard fire insurance policy with an endorsement for extended coverage, repair shall be at the expense of the Owner whether or not the damage occurred as a result of fault on the part of Tenant or the licensees, concessionaires or tenants of Tenant.

     20.1.2. If the damage occurred from a risk which would not be covered by insurance of the kind described in paragraph 20.1.1. above, repairs shall be at the expense of the Owner unless the damage was the result of the fault of Tenant or the licensees, concessionaires or tenants of Tenant, in which case Tenant shall have the obligation to repair.

     20.1.3. The monthly minimum rent provided for under Section 5.1. shall be partially abated in proportion to the extent of the Premises rendered untenantable subsequent to the damage and during the period of repair except when damage occurs because of the fault of Tenant or the licensees, concessionaires or tenants of Tenant.

     20.2. If the Premises are fifty percent or more destroyed by fire or other casualty, the parties shall proceed as follows:

     20.2.1. Owner may elect to terminate the lease as of the date of the damage or destruction by notice given to Tenant in writing not more than 60 days following the date of damage.

     20.2.2. If Owner shall not elect to terminate as provided in said paragraph
20.2.1. above, Owner shall proceed to restore the Premises to substantially the same form as prior to the damage or destruction so as to provide for Tenant useable space similar in quantity and character to that before the damage.

     20.2.3. In either event, the minimum monthly rent provided for in Section
5.1. shall be abated from the date of damage except when the damage occurs because of the fault of the Tenant or the licensees, concessionaires or tenants of Tenant and the Owner elects to rebuild.

     20.3.1. Repairs required by either party under this Article shall be accomplished with all reasonable dispatch and both parties shall cooperate with each other to effectuate repair and restoration. The party charged with the duty of rebuilding shall not be liable or responsible for any delays in rebuilding or repairing due to strikes, riots, acts of God, national emergency, acts of public enemy, governmental laws or regulations, inability to procure materials or labor or both, or any causes beyond its control.


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
     20.3.2. Unless specifically stated, nothing in this Article shall be construed to permit the abatement in whole or in part of any rent provided for in this lease.

     20.3.3. Tenant shall obtain broad form boiler insurance naming Owner as an additional insured if the Premises contain improvements that are normally the subject of such insurance.

     20.3.4. The Tenant agrees that it will not keep, use, sell or offer for sale in or upon the Premises any article which may be prohibited by the standard form of fire insurance policy with extended coverage insurance. Tenant agrees to pay any difference between the rate of premiums for fire and extended coverage insurance which may be carried by Owner on the Premises resulting from the use of the Premises made by Tenant, whether or not Owner has consented to the same, and the rate charged for such insurance for the least hazardous type of occupancy legally permitted in the Premises. In the determination of whether increased premiums were the result of Tenant's use of the Premises, a schedule, issued by the organization making the insurance rate of the Premises, showing the various components of such rate, shall be conclusive evidence of the several items and charges which make up the fire insurance rate on the Premises.

                             ARTICLE 21. PLATE GLASS

     21.1. Tenant shall replace, at the expense of Tenant, any and all plate and other glass damaged or broken from any cause whatsoever in and about the Premises.

                           ARTICLE 22. EMINENT DOMAIN

     22.1. The term "takes by (or taken or taking by) eminent domain" shall include the exercise of any power of condemnation, whether by public authority or private corporation and any purchase or other acquisition in lieu of condemnation. The expression "date of taking" means the date the order adjudicating public use becomes final or the date the authority exercising its right of "eminent domain" shall agree to the purchase price in lieu of condemnation.

     22.2. If a condemning authority takes by eminent domain all of the Premises or a portion thereof sufficient to render the remaining premises reasonably unsuitable for the use which Tenant was then making of the Premises, the term of the lease shall terminate as of the date of taking. Neither Tenant, nor the licensees, concessionaires or tenants of Tenant shall have any claim against Owner or the condemning authority for the value of any unexpired term of this lease.


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
     22.3. If a portion of the Premises is taken by eminent domain which is not extensive enough to render the Premises unsuitable for the business of Tenant, then Owner shall promptly restore the Premises to a condition comparable to its condition on the date of taking less the portion lost in the taking, and this lease shall continue in full force and effect without any reduction or abatement of rent.

     22.4. Although all damages in the event of any condemnation are to belong to the Owner whether such damages are awarded as compensation for diminution in value of the leasehold or to the fee of the leased premises, tenant shall have the right to claim and recover from the condemning authority, but not from Owner, such compensation as may be separately awarded or recoverable by Tenant in Tenant's separate right on account of any and all damage to Tenant's business by reason of the condemnation and for or on account of any cost or loss to which Tenant might be put in removing Tenant's merchandise, furniture, fixtures, leasehold improvements and equipment.

                       ARTICLE 23. WORKMEN'S COMPENSATION

     23.1. Tenant shall procure such Workmen's Compensation Insurance as is required by Oregon law and shall promptly pay the premiums therefor. If Owner is required to remove any lien for Tenant's failure to pay such premiums, Owner, in addition to its other remedies, may discharge such lien, and charge Tenant therefor as additional rent.

                        ARTICLE 24. UTILITIES AND GARBAGE

     24.1. Tenant shall be solely responsible for and promptly pay all charges for garbage collection services, heat, water, sewer, gas, electricity or any other utility used or consumed in the Premises. Owner has the right to supply garbage collection services, heat, water, sewer, gas, electricity or any other utility used or consumed in the Premises. Tenant agrees to purchase and pay for the same at the rates charged other users on Hayden Meadows.

                            ARTICLE 25. SUBORDINATION

     25.1. This lease shall be subject and subordinate to any mortgage and to any extensions or renewals thereof that are now or hereafter may be placed upon the whole or any part of the Shopping Center and which include the Premises. The Tenant will execute and deliver any instrument which may be reasonably required by the Owner in confirmation of such subordination promptly upon the Owner's request, and without expense to the Tenant and if the Tenant shall fail at any time to execute and deliver any such subordination, the Owner, in addition to any other remedy available to it in consequence thereof, may execute and deliver such instrument as the attorney-in-fact


Page 16 - BUILDING LEASE
for that purpose; provided, however, that so long as the Tenant is not in default in the payment of rent or additional rent or in the performance of any of the terms of the Lease, Tenant's possession of the Premises and the Tenant's rights and privileges under the lease or any renewal thereof shall not be diminished or interfered with by the mortgagee. In the event the mortgage is foreclosed for any reason and the mortgaged Premises is sold as upon execution in the manner provided by law, the Tenant shall be bound to the purchaser at such execution sale under all of the terms of the lease for the balance of the term thereof remaining with the same force and effect as if such purchaser was the Owner under the lease, and the Tenant hereby atorns to such purchaser as its landlord, such atornment to be effective and self-operative without the execution of any further instrument on the part of either of the parties hereto immediately upon such purchaser succeeding to the interest of the Owner under the lease. In the event the mortgage is foreclosed for any reason and during the pendency of such foreclosure suit, there is appointed by the court a receiver for the property of which the Premises is a part, Tenant hereby atorns to the receiver as its landlord during the pendency of such foreclosure proceeding, such atornment to be effective and self-operative without the execution of any further instrument on the part of either of the parties hereto immediately upon the appointment of the receiver and his qualification as such.

     25.2. Tenant recognizes that the lease provisions must be approved by the institutional lender that finances the construction of the building and other improvements that are a part of the Premises. If, as a condition to financing, the institutional lender requires modification of the lease provisions, Tenant shall approve and execute the required modification, other than a modification that substantially changes the size, dimensions, or location of the building and other improvements that are a part of the Premises, increases the rent Tenant is obligated to pay under the lease, or adversely changes any of Tenant's obligations.

                       ARTICLE 26. INVOLUNTARY ASSIGNMENT

     26.1. No interest of Tenant in this lease shall be assignable by operation of law (including, without limitation, the transfer of this lease by testacy or intestacy). Each of the following acts shall be considered an involuntary assignment:

     26.1.1. If Tenant is or becomes bankrupt or insolvent, makes an assignment for the benefit of creditors, or institutes a proceeding under the Bankruptcy Act in which Tenant is the bankrupt; or, if Tenant is a partnership or consists of more than one person or entity, if any partner of the partnership or other person or entity is or becomes bankrupt or insolvent, or makes an assignment for the benefit of creditors:


Page 17 - BUILDING LEASE

     26.1.2. If the interest of Tenant in this lease is sold under execution or other legal process.

     26.1.3. If, in any proceeding or action to which Tenant is a party, a receiver is appointed with authority to take possession of the Premises.

     26.2. An involuntary assignment shall constitute a default by Tenant and Owner shall have the right to elect to terminate this lease, in which case this lease shall not be treated as an asset of Tenant.

                          ARTICLE 27. CONSENT REQUIRED

     27.1. Tenant shall not voluntarily assign or encumber its interest in this lease or in the Premises, or sublease all or any part of the premises, or allow any other person or entity to occupy or use all or any part of the Premises, without first obtaining Owner's written consent. Any assignment, encumbrance, sublease, occupancy or use without consent shall be voidable and, at Owner's election, shall constitute a default. No consent to any assignment, encumbrance, sublease, occupancy or use shall constitute a further waiver of the provisions of this Article.

     27.2. Tenant immediately and irrevocably assigns to Owner as security for Tenant's obligations under this lease, all rent from any assignment, subletting of all or a part of the Premises, encumbrance, occupancy or use, and Owner, as assignee and as attorney-in-fact for Tenant, or a receiver for Tenant appointed on Owner's application, may collect such rent and apply it toward Tenant's obligations under this lease; except that, until Owner exercises its option to declare Tenant in default, Tenant shall have the right to collect rent.

                          ARTICLE 28. WASTE OR NUISANCE

     28.1. Tenant shall permit no damage to or defacement of the Premises nor shall Tenant commit or suffer to be committed any waste upon the Premises or permit any nuisance or other act or thing which may disturb the quiet enjoyment of any other property in the Hayden Meadows Shopping Center, or which may disturb the quiet enjoyment of any person outside of the boundaries of the Hayden Meadows Shopping Center.

                      ARTICLE 29. GOVERNMENTAL REGULATIONS

     29.1. Tenant shall, at Tenant's sole cost and expense, comply with and faithfully observe, all of the requirements of all county, municipal, state, federal and other applicable governmental authorities, now in force, or which may hereafter be in force, pertaining to the Premises or the use thereof.


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
                             ARTICLE 30. ADVERTISING

     30.1. Tenant shall spend not less than one percent of Tenants's Gross Receipts from the premises each lease year in advertising its merchandise or services and the Premises location in newspapers, magazines, radio, television or any other advertising media generally used to advertise Tenant's merchandise or services at Tenant's other locations.

                           ARTICLE 31. RIGHT OF ENTRY

     31.1. Owner or Owner's agents shall have the right to enter the Premises at all times to examine the same, to make such repairs as Owner may deem necessary or desirable and Owner shall be allowed to take all material into and upon the Premises that maybe required therefor without the same constituting an eviction of Tenant in whole or in part and Tenant specifically hereby waives any claim for damages for loss of business or otherwise, resulting from such repairs. Notwithstanding the foregoing, owner shall not materially interferes with Tenant's operation during any repair of the Premises and if Owner materially interferes with Tenant's operation during any repair, the minimum monthly rent provided in Section 5.1. shall be partially abated in proportion to the extent of the premises rendered untenable during the period of repair.

     31.2. During the six months prior to the expiration of the term of this lease Owner may place upon the Premises the usual "for rent" notices advertising the availability of the Premises for lease which notices Tenant shall permit to remain thereon without molestation.

     31.3. If Tenant shall not be personally present to open and permit an entry into the Premises, at any time, when for any reason an entry therein shall be necessary Owner or Owner's agents may enter the same by a master key, or may forcibly enter the same, without rendering Owner or such agents liable therefor, and without in any manner affecting the obligations and covenants of this lease. Nothing herein contained, however, shall be deemed or construed to impose upon Owner any obligation, responsiblity or liability whatsoever, for the care, maintenance or repair of the building or any part thereof, except as otherwise herein specifically provided.

                         ARTICLE 32. TAXES ON LEASEHOLD

     32.1. Tenant shall be responsible for and shall pay before delinquency all municipal, county or state taxes assessed during the term of this lease against any leasehold interest or personal property of any kind, owned by or placed in, upon or about the Premises by the Tenant.


Page 19 - BUILDING LEASE

     32.2. If any taxes on Tenant's personal property are levied against Owner or Owner's property, or if the assessed value of the building and other improvements in which the Premises are located is increased by the inclusion of a value placed on Tenant's personal property, and if Owner pays the taxes on any of these items or the taxes based on the increased assessment of these items, Tenant, on demand, shall immediately reimburse Owner for the sum of the taxes levied against Owner or the proportion of the taxes resulting from the increase in Owner's assessment.

                          ARTICLE 33. LOSS AND DAMAGES

     33.1. Owner shall not be liable for any damage to property of Tenant or of others located on the Premises, nor for the loss of or damage to any property of Tenant or of others by theft or otherwise. Owner shall not be liable for any injury or damage to persons or property resulting from fire, explosion, or other casualty, falling plaster, steam, gas, electricity, water, rain or snow or leaks from any part of the Premises or from the pipes, appliances or plumbing works or from the roof, street or sub-surface or from any other place or by dampness or by any other cause of whatsoever nature. Owner shall not be liable for any such damage caused by other tenants or persons in the Premises, caused by occupants of adjacent property, caused by members of the public, or caused by operations in construction of any private, public or quasi-public work. Owner shall not be liable for any latent defect in the Premises or in the building of which they form a part except for a period of twelve months from the date Tenant takes possession of the Premises. All property of Tenant kept or stored on the Premises shall be so kept or stored at the risk of Tenant only and Tenant shall hold Owner harmless from any claims arising out of damage to the same.

     33.2. Each of the parties hereto does hereby waive its entire right of recovery against the other for any damages caused by an occurrence insured against by such party, and the rights of any insurance carrier to be subrogated to the rights of the insured under the applicable policy.

                            ARTICLE 34. HOLDING OVER

     34.1. Any holding over after the expiration or termination of the term hereof, with the written consent of Owner, shall be construed to be a tenancy from month to month at the rents herein specified (prorated on a monthly basis) and shall otherwise be on the terms and conditions herein specified, so far as applicable, but no such holding over shall be deemed to vest any rights in Tenant to a renewal of this lease unless specifically agreed to in writing by Owner.


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
                             ARTICLE 35. SUCCESSORS

     35.1. This lease shall be binding on and inure to the benefit of the parties and their successors, assignees, transferees, personal representatives, heirs, or other persons or entities succeeding lawfully and pursuant to the provisions of this lease to the rights or obligations of either party.

                         ARTICLE 36. WAIVER AND CONSENT

     36.1. The waiver by Owner of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of rent hereunder by Owner shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this lease, other than the failure of Tenant to pay the particular rental so accepted, regardless of Owner's knowledge of such preceding breach at the time of acceptance of such rent.

     36.2. No covenant, term or condition of this lease shall be deemed to have been waived by Owner, nor any consent by Owner given, unless such waiver of consent be in writing by Owner. Owner agrees not to withhold its consent unreasonably when consent is requested by Tenant pursuant to the terms of this lease.

                       ARTICLE 37. ACCORD AND SATISFACTION

     37.1. No payment by Tenant or receipt by Owner of a lesser amount than the rent and other charges herein stipulated shall be deemed to be other than on account of the earliest stipulated rent and other charges, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Owner may accept such check or payment without prejudice to Owner's right to recover the balance of such rent or other charges or pursue any other remedy in this lease provided.

                          ARTICLE 38. ENTIRE AGREEMENT

     38.0. This lease and the Exhibits attached hereto and forming a part hereof set forth all the covenants, promises, agreements, conditions and understandings between Owner and Tenant concerning the Premises and there are no covenants, promises, agreements, conditions or understandings, either oral or written, between them other than herein set forth. Except as herein otherwise provided, no subsequent alteration, amendment, change or addition to this lease shall be binding upon Owner or Tenant unless reduced to writing and signed by them.


Page 21 - BUILDING LEASE

                           ARTICLE 39. NO PARTNERSHIP

     39.1. Owner does not, in any way or for any purpose, become a partner of Tenant in the conduct of its business, or otherwise, or joint venturer or a member of a joint enterprise with Tenant. The provisions of this lease relating to the percentage rent payable hereunder are included solely for the purpose of providing a method whereby the rent is to be measured and ascertained.

                               ARTICLE 40. NOTICES

     40.1. Any notice, demand, request or other instrument which may be or is required to be given under this lease shall be sent by United States certified mail, postage prepaid. Notice by mail may be addressed to Owner and to Tenant at their addresses provided above or such other addresses as they may by written notice to the other in the manner provided in this Article designate. Notice sent by United States mail shall be deemed to have been received two days after it has been deposited in the mails.

                            ARTICLE 41. USE OF WORDS

     41.1. The word "Tenant" shall be deemed and taken to mean each and every person or party mentioned as a Tenant herein, be the same one or more; and if there shall be more than one Tenant, any notice required or permitted by the terms of this lease may be given by or to any one thereof, and shall have the same force and effect as if given by or to all thereof. The licensees, concessionaires and tenants of Tenant shall be bound by the covenants and restrictions imposed upon Tenant notwithstanding the absence of specific reference to such persons. The titles to the Articles of this lease are not a part hereof and shall have no effect upon the construction or interpretation of any part of this lease. The use of the neuter gender or singular number is only for simplicity in drafting and they shall be deemed a proper reference even though Owner or Tenant may be an individual, a partnership, a corporation, or a group of two or more individuals, or corporations.

                         ARTICLE 42. PARTIAL INVALIDITY

     42.1. If any term, covenant or condition of this lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, neither the remainder of this lease, nor the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall be affected thereby and each term, covenant or condition of this lease shall be valid and be enforced to the fullest extent permitted by law.


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
                              ARTICLE 43. NO OPTION

     43.1. The submission of this lease for examination does not constitute a reservation of or option for the Premises and this lease becomes effective as a lease only upon execution and delivery thereof by Owner and Tenant.

                              ARTICLE 44. RECORDING

     44.1. Tenant shall not record this lease without the written consent of Owner, however, upon the request of either party hereto the other party shall join in the execution of a memorandum or so-called "short form" of this lease for the purposes of recordation. Said memorandum or short form of this lease shall describe the parties, the Premises and the duration of this lease and shall incorporate this lease by reference.

                           ARTICLE 45. ATTORNEY'S FEES

     45.1. In case suit or action shall be brought for an unlawful detainer of the premises, for the recovery of any rent due under the provisions of this lease or because of the breach of any other covenant or condition herein contained on the part of Tenant or of the licensees, concessionaires or tenants of Tenant to be kept and performed, or if either party shall bring legal proceedings against the other based on or relating to the terms hereof, the prevailing party shall be entitled to recover its reasonable attorney's fees in any such action or proceeding including its reasonable attorney's fees on any appeal therefrom. Tenant also agrees to pay and discharge all of Owner's costs and expenses, including Owner's attorney fees, that shall arise from enforcing any provisions or covenants of this lease, including collection of any rent due, even though no suit or action is instituted.

                            ARTICLE 46. OWNER'S LIEN

     46.1. If tenant shall default in the payment of rent or any other payment to be made by Tenant hereunder, Owner shall thereupon have a lien upon the real and personal property of Tenant located on the Premises for the amount unpaid and may enter the Premises and take possession of said property and sell the same at public or private sale in accordance with the Uniform Commercial Code of Oregon and apply the proceeds of said sale upon indebtedness of Tenant. Any aforesaid lien shall survive the termination or expiration of this lease. Owner shall be entitled to all the rights of a secured party under the Uniform Commercial Code of Oregon.


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
                               ARTICLE 47. DEFAULT

     47.1. If Tenant shall fail to pay any part of the rent or any other charges required by it to be paid to Owner, for a period of ten days after notice after such rent or other charges become due; or if default should be made in any of the other covenants or conditions on Tenant's part herein contained and such default is not cured within 30 days after written notice by Owner to Tenant thereof (or if said default cannot be cured within 30 days, then, if Tenant does not commence within said 30 day period to attempt to cure said default and thereafter proceed with due diligence with the curing of the same), Owner shall have the following rights and remedies, which are cumulative and in addition to any other rights and remedies provided by law.

     47.1.1. Owner shall have the immediate right of re-entry and may remove all persons and property from the Premises, and such property may be removed and stored in a public warehouse or elsewhere at the cost of, and for the account of Tenant, and Owner may sell the same at public or private sale and apply the proceeds of said sale upon unpaid rent, taxes, or insurance of Tenant owed to Owner, all without service of notice or resort to legal process and without being deemed guilty of trespass, or becoming liable for any loss or damage which may be occasioned thereby. In the event of such resumption of possession under this lease or by summary proceedings or any other means, the Owner may dispossess and remove all persons and property from the Premises, without any liability either in law or equity for any damage caused thereby.

     47.1.2. Owner may from time to time, without terminating this lease, relet for the account of Tenant the Premises or any part thereof to any person, firm or corporation upon such term and for such length of time, whether lesser or greater than the unexpired portion of the lease term, as Owner may reasonably provide, with the right to the Owner to put the Premises in reasonably good order and condition and to make alterations and repairs reasonably required for said reletting at Tenant's expense. Owner shall receive such rentals for the Premises applying them, first to the payment of the expense of recovering possession of the Premises and the re-renting thereof, together with such expenses as Owner may have incurred in putting the Premises in good condition or in making alterations and repairs, and then to the payment of the rent due by this lease and to the fulfillment of the covenants and conditions of Tenant; the balance, if any, to be paid over to Tenant. If such rentals received from reletting during any month be less than that to be paid during that month by Tenant hereunder, Tenant shall pay any such deficiency to Owner. Such deficiency shall be calculated and paid monthly. For the purposes of this paragraph 47.1.2. and 47.1.3. the rent reserved in this lease shall be deemed to be monthly rent arrived at by adding to the monthly minimum rent (Section 5.1.) an amount equal to the monthly average of all the percentage rent (Sections 5.5. and 5.6.), taxes and insurance (Article 8) received by


Page 24 - BUILDING LEASE
or payable to Owner hereunder during the last preceding full lease year or if the Tenant has not conducted business in the Premises for a full lease year, then during the period that Tenant was conducting its business in the Premises. Owner shall use its reasonable efforts to relet the Premises at the reasonable rental value or as near thereto as is then reasonably possible under all the circumstances then existing. No such re-entry or taking possession of the Premises by Owner shall be construed as an election on its part to terminate this lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any such reletting without termination, Owner may at any time thereafter elect to terminate this lease for such previous breach.

     47.1.3. Should Owner at any time terminate this lease for any breach, in addition to any other remedies it may have, it may recover from Tenant all damages it may incur by reason of such breach, including all sums then due from Tenant pursuant to the provisions of this lease, the cost of recovering the Premises, reasonable attorney's fees, and including the worth at the time of such termination of the excess, if any, of the amount of rent reserved in this lease for the remainder of the lease term over the then reasonable rental value of the Premises for said period, all of which shall be immediately due and payable from Tenant to Owner. "Worth at the time of such termination" shall mean the sum of such net periodic payment after each payment is reduced by an amount equal to six percent per annum simple interest to the due date of such payment hereunder.

     47.2. Owner shall not be deemed to be in default in the performance of any of its obligations under this Lease until Owner shall have failed to perform an obligation (except in the event of any emergency or material interference with Tenant's business) within 30 days, or such additional time as is reasonably required to correct such default, after notice in writing by Tenant to Owner particularly specifying the nature of the default, provided, however, that if on account of any breach by Owner of any of the provisions hereof, Tenant is physically ejected from all or part of the Premises, or is restricted from the use of all or any material part of the Premises, Owner shall not in any event have more than five days within which to cause Tenant to be restored to possession of the Premises or to the use of the Premises.

                             ARTICLE 48. DEFINITIONS

     As used in this lease the following words and phrases shall have the following meanings:

     48.1. Expiration - the coming to the end of the time specified in Section
3.1. of this lease as its duration.


Page 25 - BUILDING LEASE

     48.2. Lease year - a consecutive twelve month period. The first lease year shall commence on the date of commencement of the lease term unless such date is not the first day of a month in which case the first lease year shall commence on the first day of the month immediately following the month in which the lease term commences. Succeeding lease years shall commence on the anniversary of the first day of the first lease year. The last lease year shall end on the date the term expires or terminates.

     48.3. Month - a calendar month.

     48.4. Term - the period of time during which Tenant has a right to occupy the Premises.

     48.5. Termination - the ending of the term for any reason before expiration.

     Executed by the Owner and Tenant on the date first above written.

           OWNER                                       TENANT

HAYDEN MEADOWS, a joint venture        G.I. JOE'S, INC., an Oregon corporation


By: /s/                                By: /s/
    -------------------------------        -------------------------------
                                           vice-president

By: /s/                                By: /s/
    -------------------------------        -------------------------------
    Asst Sec                               sec/treas.


Page 26 - BUILDING LEASE

                               HAYDEN ISLAND INC.
                           Highway 5 at Jantzen Beach

909 N. TOMAHAWK ISLAND DRIVE   o   PORTLAND, OREGON 97217   o   PHONE 283-4111

                                 January 5, 1981



Mr. David Orkney, President
G.I. Joe's, Inc.
8900 N. Vancouver
Portland, Oregon 97211

RE:  FIRST MODIFICATION TO LEASE

Dear David:

With reference to the lease between HAYDEN MEADOWS and G.I. JOE'S, INC. dated October 9, 1980, the following constitutes the proposed modifications to the lease:

1.   ARTICLE 3. - TERM

     3.2. Upon the request of either party following commencement of the term, the parties shall immediately execute an amendment to this lease stating the date of commencement of the term.

          The lease term shall commence on February 1, 1982.

If this modification meets with your understanding, please indicate your acceptance with your signatures in the spaces provided below.

          Accepted on the 20 day of January, 1982.


           OWNER                                       TENANT

HAYDEN MEADOWS                         G.I. JOE'S, INC.


By: /s/                                By: /s/
    -------------------------------        -------------------------------
    vice-pres                              sec/trea.

By: /s/                                By: /s/
    -------------------------------        -------------------------------
    asst corp. secretary

                               HAYDEN ISLAND INC.
                           Highway 5 at Jantzen Beach

909 N. TOMAHAWK ISLAND DRIVE   o   PORTLAND, OREGON 97217   o   PHONE 283-4111

                                February 9, 1983

Mr. David Orkney
G. I. Joe's, Inc.
8900 N. Vancouver
Portland, Oregon 97211

RE:  SECOND MODIFICATION TO LEASE

Dear David:

With reference to the lease between HAYDEN MEADOWS and G. I. JOE'S, INC., dated October 9, 1980, the following constitutes the proposed modifications to the lease:

     1.   ARTICLE 25. SUBORDINATION:

     Notwithstanding any other provision in this agreement, no modification or cancellation of this lease shall be valid or enforceable, unless such modification or cancellation has been approved in writing by the lender providing the financing for the building and other improvements that are a part of the Premises.

If the modification meets with your understanding, please indicate your acceptance with your signature in the space provided below.

          Accepted on this 9 day of February, 1983.

           OWNER                                       TENANT

HAYDEN MEADOWS                         G.I. JOE'S, INC.


By: /s/                                By: /s/
    -------------------------------        -------------------------------
    vice-pres

                                 LEASE AMENDMENT

     Hayden Meadows, a joint venture, as "Owner" and G.I. Joe's, Inc., as "Tenant" under that lease dated October 9, 1980 and modified on January 20, 1982 and February 9, 1983, of certain premises in Portland, Oregon, hereby agree to amend the lease in consideration of the mutual promises herein, as follows:

     1. Sections 5.1, 5.2, 5.3 and 5.4 are deleted in their entirety and replaced with the following:

     "5.1 Tenant shall pay to Owner as monthly minimum rent, without deduction or setoff, in advance on the first day of each month during the term of this lease, the sum of $26,118.52. If this lease terminates before the expiration date for reasons other than Tenant's default, monthly minimum rent shall be prorated to the date of termination and Owner shall repay to Tenant all monthly minimum rent then prepaid and unearned."

     2. This lease amendment shall be effective beginning the first day of December, 1987. Executed on the dates stated below.

HAYDEN MEADOWS, a                      G.I. JOE'S, INC., an
joint venture                          Oregon corporation

By: Hayden Corporation, partner        By: /s/ WAYNE JACKSON
    By: /s/ H. DEXTER GAREY                --------------------------
        ---------------------------        Wayne Jackson
        H. Dexter Garey                    Secretary-Treasurer
        Senior Vice-President

Date: 11/18/87                         Date: 11/17/87
      -----------------------------          ------------------------

                         G. I. JOE RENT CALCULATION

Based on five year loan at 13% interest with 30 year amortization.

     Current cost (subject to audit                          $1,600,000
     (1)  Known added cost due to permanent loan:
          Loan fee @ 1 1/2%                                      24,000
          ALTA Title Insurance                                    3,800
          Survey                                                    400
          Filing & Legal                                          1,200
          MAI Appraisal                                           2,525
                                                             ----------

     Total Cost used prior to Audit.                         $1,631.925

          Debt Constant = 13.28 + .35 = 13.63
          163.63 X $1,631,925 =               $222,431.37
          Land Rent                             95,459.00

     Annual Minimum Rent   $317,890.37 / 12 = $26,490.86


(1) Loan amount is $3,200,000 and these charges are based on 50% of the anticipated and/or agreed upon charges.

HAYDEN MEADOWS
703 Broadway - Suite 605                                    Telephone
Vancouver, WA  98660                                        (206)  693-2886
                                                            (503)  285-3736  FAX



                      FOURTH LEASE AMENDMENT AND EXTENSION



     HAYDEN MEADOWS, a joint venture, as "Owner" and GI JOE'S, INC., as "Tenant" under that certain lease dated October 9, 1980 at Portland, Oregon and modified by written agreement January 20, 1982, February 9, 1983 and December 1, 1987 do hereby agree to further amend and extend said lease in consideration of the mutual promises herein, as follows:

     1. Article 46 is amended to allow placement by Tenant of a Security Agreement with Bank of America in an amount not to exceed $23,500,000.00

     2. The term of the lease is extended to expire at 12:01am August 1, 2008

     All other terms and conditions of the lease as written and as previously amended to remain as agreed.

     This Fourth Lease Amendment and extension shall become effective as of this date of execution, 22 day of July 1993.

     Hayden Meadows, a joint venture        GI Joe's, Inc., an Oregon
     Meadows Land Partnership               Corporation

     By: /s/ THOMAS P. MOYER                By: /s/ DAVID E. ORKNEY
         --------------------------             --------------------------
         Thomas P. Moyer, Pres.                 DAVID E. ORKNEY, CHRM.
         D. Park Corp., Managing Partner

         Date:  July 22 1993                Date:  July 23 1993

HAYDEN MEADOWS
703 Broadway - Suite 605                                    Telephone
Vancouver, WA  98660                                        (206)  693-2886
                                                            (503)  285-3736  FAX



                              FIFTH LEASE AMENDMENT


     IT IS HEREBY AGREED between Hayden Meadows, a joint venture "Owner" and GI Joe's, Inc., "Tenant" under that certain lease dated October 9, 1980 as amended January 20, 1982, February 9,1983 December 1,1987 and July 23, 1993, be further amended as follows:

          1. Article 5.5 Percentage Rent be amended for a period of 5 years beginning February 1, 1994 and ending January 31, 1999 wherein percentage rent due Owner on gross sales in excess of $15,000,000.00 to and including $20,000,000.00 be excluded from payment to Owner. Gross sales less than $15,000,000.00 and in excess of $20,000,000.00 shall be reported and paid in accordance with the terms of said Article 5.5.

          2 This amendment shall become effective following Owner written approval of Tenant remodel plans for the Hayden Meadows store in which building construction and/or fixture replacement are to be performed in the year 1994.

          3. This amendment shall expire as of February 1,1999 without further action on the part of either Owner or Tenant.

     EXECUTED this 22 day of July 1993 at Portland, Oregon.

     Hayden Meadows, a joint venture        GI Joe's, Inc., an Oregon
     Meadows Land Partnership               Corporation

     By: /s/ THOMAS P. MOYER                By: /s/ DAVID E. ORKNEY
         --------------------------             --------------------------
         Thomas P. Moyer, Pres.                 DAVID E. ORKNEY, CHRM.
         D. Park Corp., Managing Partner

         Date: July 22 1993                 Date: July 23 1993